SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2024

Alterola Biotech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-156091	82-1317032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Hamilton Square Birkenhead Merseyside United Kingdom	CH41 5AR
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 151 601 9477

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Securities registered pursuant to Section 12(b) of the Act: None.

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Materially Definitive Agreement

On August 30, 2024, we borrowed $310,000 from FLUFFY’S WORLD, LLC – FWP3, a Delaware series limited liability company, under the terms of a convertible promissory note (the “Note”) for working capital.

Interest under the Note is 12% per annum, and the principal and all accrued but unpaid interest is due on August 30, 2025. The Note may not be prepaid in whole or in part unless agreed to between the parties.

The Note is convertible at any time or upon a default into shares of our common stock provided that the lender shall not own more than 9.99% of our outstanding shares at any given time.

For a voluntary conversion, the conversion price is equal to the lower of 90% of our outstanding shares and 50% of the average of the two (2) lowest closing prices for the proceeding 15 trading days prior to conversion. At any time, and from time to time after an event of default, the lender may utilize the Default Conversion Price in its sole discretion. The “Default Conversion Price” shall be a rate per share equal to $0.002.

All amounts due under the note become immediately due and payable by us upon the occurrence of an event of default, which includes (i) our failure to pay the amounts due at maturity, (ii) our failure to deliver shares of our common stock upon any conversion of the note, (iii) a breach of the covenants, representations or warranties under the note or the Purchase Agreement, (iv) the appointment of a trustee, a judgment against us in excess of $50,000 (subject to a cure period), a liquidation of our company or the filing of a bankruptcy petition, (v) delisting of our common stock from the OTC Markets, (vi) any restatement of our financial statements, or (vii) cessation of operations and maintenance of assets, as well as certain other provisions as set forth in the note.

Upon any default, we would be obligated to pay 150% of the principal, accrued interest and other amounts due.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note, which is filed as Exhibit 4.1 hereto, and is incorporated herein by this reference.

SECTION 2 - Financial INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated herein by reference into this Item 2.03.

SECTION 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Convertible Promissory Note, dated August 30, 2024

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterola Biotech, Inc.

/s/ Timothy Rogers

Timothy Rogers

Executive Chairman

Date: September 12, 2024

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